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As filed with the Securities and Exchange Commission on January 19, 2001
Registration No. 333-34974

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
on
Form S-3
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	54-1983517 (I.R.S. Employer Identification No.)

11111 Sunset Hills Drive
Reston, VA 20190
(703) 547-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary D. Begeman, Esq.
XO Communications, Inc.
11111 Sunset Hills Drive
Reston, VA 20190
(703) 547-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
Bruce R. Kraus, Esq.
Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Post-Effective Amendment.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

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      The Registrant hereby amends its Registration Statement on Form S-4 (File No. 333-34974), effective May 12, 2000 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3 to Form S-4 relating to 2,161,177 shares of Class A Common Stock of the Registrant registered pursuant to the Form S-4 and issuable upon exercise of certain Warrants. The Warrants were originally issued by Concentric Network Corporation and are now exercisable for shares of the Registrant’s Class A Common Stock by operation of a merger of Concentric with and into the Registrant on June 16, 2000. By this amendment, the Registrant is registering the shares of Class A Common Stock issuable upon exercise of the Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. The Warrants are not registered.
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Subject to Completion, Dated January 19, 2001
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PROSPECTUS

XO COMMUNICATIONS, INC.

2,161,177 Shares of Class A Common Stock

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•	We may issue from time to time shares of our Class A Common Stock upon exercise of certain privately-held Warrants that were originally issued by Concentric Network Corporation and are now exercisable for shares of our Class A Common Stock as a result of our merger with Concentric Network on June 16, 2000.

•	Our Class A Common Stock is traded on the NASDAQ National Market System under the symbol “XOXO.” On January 16, 2001, the last reported sale price of the Class A Common Stock was $24 per share
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INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 7.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF JANUARY 19, 2001 ONLY.
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                                                 The date of this prospectus is _____________, 2001.
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THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ABOUT US

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            Since 1996, we have provided high-quality bundled local and long distance, as well as dedicated voice telecommunications services to the rapidly growing business market. We expanded our services, through our acquisition of Concentric Network Corporation on June 16, 2000, to offer a complete, single source communications solution to our customers by combining our data and voice services. Our data services include the following:
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•	Internet Access. Our Internet access offerings, enabled by extensive peering arrangements, include dedicated access services targeted at businesses that desire single or multipoint high-speed, dedicated connections to the Internet, at speeds ranging from 56 Kbps to 45 Mbps, and digital subscriber line, or DSL, services that include a wide range of dedicated access speeds.

•	Virtual Private Network. Our virtual private network, or VPN, services enable customers to deploy tailored, Internet Protocol-based mission-critical business applications for secure internal enterprise, business-to-business and business-to-customer data communications among geographically dispersed locations, while also affording high-speed access to the Internet.

•	Hosting Services. We offer a range of applications hosting services, including hosting and Web site traffic management solutions for Internet-centric businesses, and Web hosting, e-commerce, and streamed media services designed for small-to-medium sized businesses. Together, these Web hosting services manage a customer’s Web-based infrastructure and operational needs allowing customers to focus on their Web-based content. In addition, we provide server management tools and services to completely manage customers’ servers for them.

•	Ethernet Services. We launched a suite of Ethernet services, including Gigabit Ethernet, or GigE, in selected markets in the fourth quarter of 2000, and we expect to launch these services throughout most of our 53 markets in the United States by mid-2001. Our Gigabit Ethernet solution is designed to connect customers’ local area networks, or LANs, within a metropolitan area, using extensive metro fiber assets currently spanning more than 4,300 route miles. These assets, combined with our suite of Ethernet services, are expected to yield private networking data speeds ranging from 10 to 100 Mbps and 1 Gbps connections which are designed to both simplify customers’ network connections and significantly reduce customers’ costs.
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            We believe that increasing usage of both telephone service and newer data application and information services will continue to increase demand for telecommunications capacity, and for new communications services and applications. To serve our customers’ broad and expanding telecommunications needs, we have assembled a unique collection of high-bandwidth, local and inter-city network assets, in both the United States and Europe. The capacity and extent of our U.S. networks has enabled us to offer high-capacity products, such as Ethernet services, in selected markets as well as revolutionary flat rate service packages in all 53 of our domestic markets. These packages, tailored to the communications needs of small and medium-sized businesses, abolish the distinction between local and long-distance services, and combine this “all distance” telephone service with high-speed Internet access and web hosting services.

            We intend to integrate our network assets with advanced communications technologies and services to become one of the leading global providers of comprehensive communications services.
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            To accomplish this, we are creating integrated, end-to-end, facilities-based networks, consisting of metro-area fiber rings that are interconnected through advanced inter-city fiber optic networks, using state-of-the-art fiber optic cable and transmission equipment capable of carrying high volumes of data, voice, video and Internet traffic.
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            In the United States we have:

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•	built 33 metropolitan broadband fiber optic networks in 19 states, generally focused on the central business districts of the cities we serve, and we are continuing to build additional networks;

•	become the nation’s largest holder of fixed wireless spectrum by acquiring Federal Communications Commission, or FCC, licenses covering 95% of the population of the 30 largest U.S. cities, which we have already deployed in more than 25 markets to extend the reach of our networks to additional customers; and

•	acquired indefeasible rights to use unlit fiber optic strands, known as dark fiber, and an empty conduit that will allow us to deploy additional fiber optic strands in a North American inter-city broadband network now being completed that will traverse over 16,000 miles and to connect more than 50 cities in the United States and Canada, including most of the major metropolitan markets that our current and planned local networks serve.

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            In Europe, we are expanding our existing operations through a focused, data-centric broadband service strategy targeting multi-location business customers, ISPs and other telecommunications carriers, by acquiring:
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•	five metropolitan networks in London, Frankfurt, Brussels, Amsterdam and Paris, and rights to use empty fiber conduits for future network deployment in Berlin, Dusseldorf, Hamburg and Munich;

•	indefeasible rights to use dark fibers on a 3,700 mile inter-city network that will connect 21 cities through five European countries;

•	transatlantic fiber optic capacity connecting North America and Europe, initially at 10.0 Gbps and expanding to 10.0 Gbps by the end of 2002; and

•	an award of fixed wireless spectrum licenses in the United Kingdom including licenses covering the Greater London, Greater

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Manchester and Birmingham/West Midlands Regions in the recently completed U.K. Broadband Fixed Wireless Auction.
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            In Canada, we have acquired, through a Canadian joint venture, an interest in six broadband fixed wireless spectrum licenses covering Toronto, Montreal, Vancouver, Ottawa, Edmonton, Calgary and surrounding areas, which the joint venture plans to use, in conjunction with other network assets, to offer data and voice services comparable to those offered in the United States.
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            On June 16, 2000, we completed the acquisition by merger of Concentric Network Corporation, under an Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement. As a result of the merger, outstanding warrants to purchase Concentric common stock became exercisable of our Class A Common Stock in accordance with their terms. This Prospectus relates to the offering of shares of Class A Common Stock issuable upon exercise of those warrants.
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            As of January 16, 2001, we had outstanding 262,162,233 shares of our Class A Common Stock and warrants to purchase 2,161,177 shares of Class A Common Stock that are being registered hereunder.
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            Additional information about us, including our audited financial statements and descriptions of our business, audited financial statements of Concentric Network Corporation and pro forma financial statements with respect to our merger with Concentric, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 21 and “Incorporation of Documents by Reference” on page 21.
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            We are incorporated in the State of Delaware. Our executive offices are located at 11111 Sunset Hills Drive, Reston, Virginia 20190 and our telephone number is (703) 547-2000.
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RECENT DEVELOPMENTS
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            On January 21, 2001, we sold $517.5 million in aggregate principal amount of 5¾% convertible subordinated notes due 2009 in a private placement under Rule 144A under the Securities Act. The notes are convertible at the option of the holders, prior to maturity or the earlier termination of the conversion rights, into our Class A Common Stock at a conversion price of $25.5438 per share (subject to adjustment upon the occurrence of certain events). We have granted the holders of the notes certain registration rights with respect to the notes and the shares of our Class A Common Stock issuable upon conversion of the notes. We received net proceeds of approximately $503 million in the offering.
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RISK FACTORS

            YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF CLASS A COMMON STOCK. THIS SECTION INCLUDES FORWARD-LOOKING STATEMENTS.

      Risks Related to Liquidity and Financial Resources

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We have a history of increasing net losses and negative cash flow from operations and may not be able to satisfy our cash needs from operations.
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            For each period since inception, we have incurred substantial and increasing net losses and negative cash flow from operations. For 1999, we posted a net loss attributable to common stockholders of approximately $627.9 million and showed negative cash flow from operations of approximately $358.9 million. For the nine month period ended September 30, 2000, we posted a net loss attributable to common stockholders of approximately $717.2 million and showed negative cash flows from operations of approximately $238.6 million. Our accumulated deficit was approximately $1,934.7 million at September 30, 2000. We expect that
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losses and negative cash flow from operations will continue over the next several years.

            Our existing operations do not currently, and are not expected to in the near future to, generate cash flows from which we can make interest payments on our outstanding notes, make dividend payments on our outstanding preferred stock or fund continuing operations and planned capital expenditures. We cannot know when, if ever, net cash generated by our internal business operations will support our growth and continued operations. If we are unable to generate cash flow in the future sufficient to cover our fixed charges and are unable to raise sufficient funds from other sources, we may be required to:

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•	refinance all or a portion of our debt and redeemable preferred stock; or

•	sell all or a portion of our assets.
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We have substantial existing debt and preferred stock and we will incur substantial additional debt.
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            As of September 30, 2000, we had outstanding ten issues of senior notes and one issue of convertible subordinated notes totaling $4,508.5 million in principal amount and accreted value (on a pro forma basis, giving effect to our offering of convertible subordinated notes on January 12, 2001), approximately $27.6 million in miscellaneous debt obligations of our subsidiaries, and eight series of redeemable preferred stock with an aggregate liquidation preference of $2,086.9 million. In addition, we have a $1,000.0 million senior secured credit facility, under which $375.0 million was drawn at September 30, 2000.
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            The indentures under which our notes have been issued, and our credit facility, permit us to incur substantial additional debt. We fully expect to draw down the remaining $625.0 million available under our senior secured credit facility and borrow substantial funds in the next several years. This additional indebtedness will further increase the risk of a default unless we can establish an adequate revenue base and generate sufficient cash flow to repay our indebtedness. We cannot assure you that we will ever establish an adequate revenue base to produce an operating profit or generate adequate positive cash flow to provide future capital
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expenditures and repayment of debt.

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We do not have sufficient additional financing commitments to meet our long term needs and, if we are not successful in raising additional capital, we will not be able to build and maintain our business.
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            Building our business will require substantial additional capital spending. Our capital spending plans have increased substantially over time, as our strategy has evolved and our planned networks have grown larger and more robust. We will need to raise additional capital because our anticipated future capital requirements exceed the $2,710.2 million in cash and marketable securities we had on hand as of September 30, 2000, the $625.0 million currently available under our senior secured credit facility (which is our only current commitment for additional financing) and the net proceeds of approximately $503 million from the convertible subordinated notes sold by us on January 12, 2001. If we fail to raise sufficient capital, we may be required to delay or abandon some of our planned future expansion or expenditures, which could have a material adverse effect on our growth and our ability to compete in the telecommunications services industry and generate profits for stockholders, and could even result in a payment default on our existing debt.
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The covenants in our indentures and senior secured credit facility restrict our financial and operational flexibility, which could have an adverse affect on our results of operations.
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            The indentures under which our senior notes have been issued and our senior secured credit facility contain covenants that restrict, among other things, our ability to borrow money, make particular types of investments or other restricted payments, sell assets or merge or consolidate. Our senior secured credit facility also requires us to maintain specified financial ratios. If we fail to comply with these covenants or meet these financial ratios, the holders of our senior notes or the lenders under our senior secured credit facility could declare a default and demand immediate repayment. Unless we cure any such default, they could seek a judgment and attempt to seize our assets to satisfy the debt to them. The security for our senior secured credit facility consists of all of the assets purchased with the proceeds thereof, the stock of certain of our direct subsidiaries, all of our assets and, to the extent of $125 million of guaranteed debt, assets of our subsidiaries. A default under any of these agreements could adversely affect our rights under other commercial agreements.
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            In addition, we are required to use the net proceeds from the sale of certain series of senior notes and senior discount notes, and a portion of the proceeds drawn under our senior secured credit facility, to fund expenditures for the construction, improvement and acquisition of new and existing networks and other assets used in our business and direct and indirect investments in certain joint ventures to fund similar expenditures. Prior to the application of all such proceeds, we may invest them in marketable securities.
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            Our existing debt obligations and outstanding redeemable preferred stock also could affect our financial and operational flexibility, as follows:

•	they may impair our ability to obtain additional financing in the future;

•	they will require that a substantial portion of our cash flow from operations

•	and financing activities be dedicated to the payment of interest on debt and dividends on preferred stock, which will reduce the funds available for other purposes;

•	they may limit our flexibility in planning for or reacting to changes in market conditions; and

•	they may cause us to be more vulnerable in the event of a downturn in our business.

      Risks Related to Network Development

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If we cannot quickly and efficiently install our network hardware, we will be unable to generate revenue.
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            Each of our networks consists of many different pieces of hardware, including switches, routers, fiber optic cables, electronics and combination radio transmitter/receivers, known as transceivers, and associated equipment, which are difficult to install. If we cannot install this hardware quickly, the time in which customers can be connected to our network and we can begin to generate revenue from our network will be delayed. You should be aware that the construction of our North American inter-city fiber optic network is not under our control, but is under the control of Level 3 Communications. If Level 3 fails to complete its network on time or if it fails to perform as specified, our strategy of linking our local networks to one another and creating an end-to-end North American network will be delayed. In addition, you should be aware that the construction of our European inter-city and metro networks are also under the control of Level 3, and, if Level 3 fails to complete any of these networks on time or if it fails to perform as specified, our European strategy will be delayed.

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The failure of our operations support systems to perform as we expect could impair our ability to retain customers and obtain new customers or result in increased capital expenditures.

            Some of the operation support systems we employ are proprietary. In addition, we are continuing to integrate the operation support systems previously employed by Concentric into our operation support systems. Our operation support systems are expected to be an important factor in our success. If any of these systems fail or do not perform as expected, we could suffer customer dissatisfaction, loss of business or the inability to add customers on a timely basis, any of which would adversely affect our revenues. Furthermore, problems may arise with higher processing volumes or with additional automation features, which could potentially result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system.
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IP technology has not yet been perfected for full service networks like ours.
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            We plan to rely on IP technology as the basis for our planned end-to-end network. Although IP technology is used throughout the Internet, its extension to support other telecommunications applications, such as voice and video, has not yet been perfected, and IP technology currently has several deficiencies, including poor reliability and quality. Integrating these technologies into our network may prove difficult and may be subject to delays. We cannot assure you that these improvements will become available in a timely fashion or at reasonable cost, if at all, or that the technology choices we make will prove to be cost effective and correct.

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We may not be able to continue to connect our network to the incumbent carrier’s network or maintain Internet peering arrangements on favorable terms.
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            We must be party to interconnection agreements with the incumbent carrier in order to connect our customers to the public telephone network. We cannot assure you that we will be able to renegotiate or maintain interconnection agreements in all of our markets on favorable terms.
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            We require continued peering arrangements with other ISPs, particularly the large,

national ISPs, to implement our planned expansion of data services including Internet access services. Peering arrangements are agreements among Internet backbone providers to exchange data traffic. Depending on the relative size of the carriers involved, these exchanges may be made without settlement charge. We cannot assure you that we will be able to renegotiate or maintain peering arrangements on favorable terms.

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Physical space limitations in office buildings and landlord demands for fees or revenue sharing could limit our ability to connect customers directly to our networks and reduce our operating margins.
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            Connecting a customer who is a tenant in an office building directly to our network requires installation of in-building cabling through the building’s risers from the customer’s office to our fiber in the street or our antenna on the roof. In some office buildings, particularly the premier buildings in the largest markets, the risers are already close to their maximum physical capacity due to the entry of other competitive carriers into the market. Moreover, the owners of these buildings are increasingly requiring competitive telecommunications service providers like XO to pay fees or otherwise share revenue as a condition of access. We have not been required to pay these fees in the smaller markets we have served in the past, but may be required to do so to penetrate larger markets, which would reduce our operating margins. In addition, some major office building owners have equity interests in, or joint ventures with, companies offering broadband communications services over fiber optic networks and may have an incentive to encourage their tenants to choose those companies’ services over ours or to grant those companies more favorable terms for installation of in-building cabling.
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Equipment taking advantage of the multipoint characteristics of our broadband wireless spectrum licenses has been only recently developed.

            Our broadband fixed wireless licenses permit us to transmit from a fixed point to multiple receivers, which may reduce our installation costs, as compared with traditional point-to-point links. Since this is a newly-authorized service, vendors are only beginning to offer multipoint equipment, and we encountered performance problems with it in its initial deployment. These performance problems may not be satisfactorily resolved.
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            Fixed wireless direct connections require us to obtain access to rooftops from building owners and to satisfy local construction and zoning rules for antennas and transmitters. The need to obtain these authorizations could be an additional source of cost and delay.
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We cannot accurately predict the total cost of our broadband wireless first mile deployment.
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            Although we have selected vendors from which we may purchase broadband wireless
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equipment, because our fixed wireless deployment strategy contemplates utilizing a number of equipment vendors, we do not know precisely how much the equipment we will need will cost. Installation costs are expected to vary greatly, depending on the particular characteristics of the locations to be served. After initial installation, we expect to incur additional costs to reconfigure, redeploy and upgrade our wireless direct connections as technologies improve.

It is expensive and difficult to switch new customers to our network, and provisioning bottlenecks with the incumbent carrier can slow the new customer connection process.

            It is expensive and difficult for us to switch a new customer to our network because:

•	a potential customer faces switching costs if it decides to become our customer, and

•	we require cooperation from the incumbent carrier in instances where there is no direct connection between the customer and our network.

            Our principal competitors, the incumbent carriers, are already established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas. Their physical connections from their premises to those of their customers are expensive and difficult to duplicate. To complete the new customer provisioning process, we rely on the incumbent carrier to process certain information. The incumbent carriers have a financial interest in retaining their customers, which could reduce their willingness to cooperate with our new customer provisioning requests.

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If we lose key personnel and qualified technical staff, our ability to manage the day-to-day aspects of our complex network will be weakened.
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            We believe that a critical component for our success will be the attraction and retention of qualified professional and technical personnel. There is intense competition for qualified personnel in our business with the technical and other skill sets that we seek. The loss of the services of our senior executive management team or other key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve our customers and lower the quality of our services. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. In addition, we must also develop and retain a large and sophisticated sales force, particularly in connection with our plan to target larger national customers. If we fail to do so, there will be an adverse effect on our ability to generate revenue and, consequently, our operating cash flow.

      Risks Related to Competition and Our Industry

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We face competition in local markets from other carriers, putting downward pressure on prices.
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            We face competition in each of our markets principally with the incumbent carrier in that market, but also from recent and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange marketplace. This competition places downward pressure on prices for local telephone service and data services, which can adversely affect our operating results. In addition, we expect competition from other companies, such as cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end-users. We cannot assure you that we will be able to compete effectively with these industry participants.
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We face competition in long distance markets, putting downward pressure on

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prices.
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            We also face intense competition from long distance carriers in the provision of long distance services. This competition has substantially reduced prices for long distance services in recent years. Although the long distance market is dominated by three major competitors, AT&T, WorldCom and Sprint, hundreds of other companies, such as Qwest, also compete in the long distance marketplace. The incumbent carriers also are beginning to compete in the long distance market. We cannot assure you that we will be able to effectively compete with any of these industry participants.
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We face competition in creating a national broadband network.
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            Several of our competitors, such as AT&T, WorldCom, Qwest, Level 3, and Williams, are creating broadband networks that would compete directly with the network we are building. In addition, other competitors have the ability to do so as well. We cannot assure you that we will be able to successfully compete with these service providers.
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We face competition for data services.
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            Competitors for data services consist of online service providers, Internet service providers and Web hosting providers. New competitors continue to enter this market and include large computer hardware, software, media and other technology and telecommunications companies, including the incumbent carriers. Many communications companies and online services providers are currently offering or have announced plans to offer Internet or online services or to expand their network services.
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Technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition we face.

            New technologies, such as voice-over-IP, and regulatory changes — particularly those permitting incumbent local telephone companies to provide long distance services — are blurring the distinctions between traditional telecommunications markets. In addition, the increasing importance of data services has focused the attention of most telecommunications companies on this growing sector. As a result, a competitor in any of our business areas is potentially a competitor in our other business areas.
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Many of these competitors have superior resources, which may place us at a cost and price disadvantage.
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            Many of our current and potential competitors have market presence, engineering,

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technical and marketing capabilities and financial, personnel and other resources substantially greater than ours. As a result, some of our competitors can raise capital at a lower cost than we can, and they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than we can. Also, our competitors’ greater brand name recognition may require us to price our services at lower levels in order to win business. Finally, our competitors’ cost advantages give them the ability to reduce their prices for an extended period of time if they so choose.
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Credit risks associated with Internet-related customers may adversely affect us.

            Many of our customers are in various Internet-related businesses, including internet service providers, some of which have been adversely affected by recent business trends in that sector. To the extent the credit quality of these customers deteriorates, our ability to collect our receivables, and ultimately our operating results, may be adversely affected.
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The technologies we use may become obsolete, which would limit our ability to compete effectively.
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            The telecommunications industry is subject to rapid and significant changes in technology. If we do not replace or upgrade technology and equipment that becomes obsolete, we will be unable to compete effectively because we will not be able to meet the expectations of our customers.

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            Most technologies and equipment that we use or will use, including wireline and wireless transmission technologies, circuit and packet switching technologies, multiplexing technologies, data transmission technologies, including the DSL, ATM and IP technologies, and server and storage technologies may become obsolete. In addition, we cannot assure you that the technologies in which we choose to invest will lead to successful implementation of our business plan.
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            Additionally, the markets for data and Internet-related services are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and frequent new product and service introductions. The future success of our data services business will depend, in part, on our ability to accomplish the following in a timely and cost-effective manner:

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•	effectively use leading technologies;

•	continue to develop technical expertise;

•	develop new services that meet changing customer needs; and

•	influence and respond to emerging industry standards and other technological changes.
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            Our pursuit of necessary technological advances may require substantial time and expense.

We may be required to pay patent licensing fees, which will divert funds which could be

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used for other purposes.
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            From time to time, we receive claims by third parties to the effect that technology or processes used by us in our business are covered by such parties' alleged patent rights and related requests to consider licensing certain patents held by those third parties. Should we be required to pay license fees in the future, such payments, if substantial, could have a material adverse effect on our results of operations.
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Our company and industry are highly regulated, imposing substantial compliance costs and restricting our ability to compete in our target markets.
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            We are subject to varying degrees of regulation from federal, state and local authorities, as well as from various national and local agencies in Europe and Canada. This regulation imposes substantial compliance costs on us. It also restricts our ability to compete. For example, in each state in which we desire to offer our services, we are required to obtain authorization from the appropriate state commission. In addition, we will be required to obtain authorizations from various governmental agencies in the countries in which we plan to expand our existing European operations and Canada. We cannot assure you that we will receive authorization for markets or services to be launched in the future.

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The requirement that we obtain permits and rights-of-way increases our cost of doing business.
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            In order for us to acquire and develop our fiber networks, we must obtain local franchises and other permits, as well as rights-of-way and fiber capacity from entities such as incumbent carriers and other utilities, railroads, long distance companies, state highway authorities, local governments and transit authorities. You should be aware that the process of obtaining these permits and rights-of-way increases our cost of doing business.

            We cannot assure you that we will be able to maintain our existing franchises, permits and rights-of-way that we need to implement our business. Nor can we assure you that we will be able to obtain and maintain the other franchises, permits and rights that we require. A sustained and material failure to obtain or maintain these rights could materially adversely affect our business in the affected metropolitan area.

      Risks Related to Growth and Development of Data Services

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Continued rapid growth of our network, services and subscribers could be slowed if we cannot manage this growth.
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            We have rapidly expanded and developed our network, services and subscribers, and expect to continue to do so. This has placed and will continue to place significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would harm our business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:

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•	technological developments;

•	our ability to hire, train and retain qualified personnel in a competitive labor market;

•	availability of rights-of-way, building access and antenna sites;

•	development of customer billing, order processing and network management systems that are capable of serving our growing customer base;

•	cooperation of the incumbent local telephone companies;

•	regulatory and governmental developments; and

•	existence of strategic alliances or relationships.
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            We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.

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Our ability to succeed in the data services market is uncertain.
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            Our ability to succeed in the data services market depends to a large extent on our ability to build a tailored, value-added network services business. Our ability to do so is subject to the following risks:

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•	the data services markets are relatively new, and current and future competitors are likely to introduce competing services or products, which may result in market saturation;

•	critical issues concerning commercial use of tailored, value-added services and Internet services, including security, reliability, ease and cost of access, and quality of service, remain unresolved and may impact the growth of such services;

•	the market for data services may fail to grow or grow more slowly than anticipated;

•	reliability, quality or compatibility problems with new enterprise service offerings which we may introduce could significantly delay or hinder market acceptance and could divert technical and other resources;

•	our inability to obtain sufficient quantities of sole- or limited-source components required to provide data services or to develop alternative sources, if required, could result in delays and increased costs in expanding, and overburdening of, our network infrastructure;
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•	suppliers may not provide us with products or components that comply with Internet standards or that inter-operate with other products or components used in our network infrastructure;

•	we might be unable to respond to changing customer requirements or evolving industry trends;

•	the failure of any link in the delivery chain, including the networks with which we may establish public or private peering arrangements or private transit could impact our ability to serve customers;

•	the market for tailored value-added network services is extremely competitive, and we expect that competition will intensify in the future;

•	Internet industry consolidation may cause increased costs and other competition;

•	we could experience interruptions in service due to a natural disaster, such as an earthquake, or other unanticipated problem; and

•	we could have liability for information disseminated through our network.
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We face risks associated with international expansion.
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            Through the Concentric acquisition have acquired a subsidiary in the United Kingdom and The Netherlands, and have entered into agreements to acquire metro and inter-city networks in Europe and in connection with our planned expansion into other European countries. We also have an interest in a joint venture located in Canada. We may in the future expand into other international markets, either through acquisition of businesses or assets, organic development, or a combination thereof. The following risks are inherent in doing business on an international level:

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•	unexpected changes in regulatory requirements;

•	export restrictions;

•	export controls relating to encryption technology;

•	tariffs and other trade barriers;

•	difficulties in staffing and managing foreign operations;

•	longer payment cycles;
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•	problems in collecting accounts receivable;
•	political instability;
•	fluctuations in currency exchange rates;
•	seasonal reductions in business activity during the summer months in Europe and certain other parts of the world; and
•	potentially adverse tax consequences that could adversely impact the success of our international operations.

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            We cannot assure you that one or more of these factors will not have a material adverse effect on our future international operations.
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            Other Risks

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Craig O. McCaw, who controls XO, may have interests which are adverse to your interests.
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            Craig O. McCaw, primarily through his majority ownership and control of Eagle River Investments, L.L.C., currently controls more than 50% of our total voting power, and holds proxies that are likely to continue to assure that Mr. McCaw will hold a majority of that voting power. Because Mr. McCaw has the ability to control our direction and future operations and has interests in other companies that may compete with us, he may make decisions which are adverse to your interests and the interests of our other security holders.
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            Mr. McCaw effectively controls a decision whether a change of control of XO will occur. Moreover, Delaware corporate law could make it more difficult for a third party to acquire control of us, even if a change of control could be beneficial to you.

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We do not plan to pay any dividends on our common stock.
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            We do not anticipate paying any dividends on, or repurchase shares of, our Class A Common Stock for the foreseeable future. Our senior secured credit facility and the indentures governing our senior notes restrict our ability to pay cash dividends.
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            FORWARD-LOOKING STATEMENTS
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Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs

            Some statements and information contained in this prospectus and in the documents incorporated by reference in this prospectus are not historical facts, but are “forward-looking statements”, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should,” or “anticipates” or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding:

•	market development and the number and location of markets we expect to serve;

•	network development, including those with respect to IP and ATM network and facilities development and deployment, switches using soft-switch technology, broadband fixed wireless technology, testing and installation, high speed technologies such as DSL, and matters relevant to our national network; and

•	liquidity and financial resources, including anticipated capital expenditures, funding of capital expenditures and anticipated levels of indebtedness.

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            All such forward-looking statements are qualified by the inherent risks and uncertainties surrounding expectations generally, and also may materially differ from our actual experience involving any one or more of these matters and subject areas. The operation and results of our business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified in the “Risk Factors” section and elsewhere in this prospectus, including, but not limited to:
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•	general economic conditions in the geographic areas that we are targeting for communications services;

•	the ability to achieve and maintain market penetration and average per access line revenue levels sufficient to provide financial viability to our business;

•	access to sufficient debt or equity capital to meet our operating and financing needs;

•	the quality and price of similar or comparable communications services offered or to be offered by our competitors; and

•	future telecommunications-related legislation or regulatory actions.

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USE OF PROCEEDS

            We may receive funds from the exercise of the Warrants or issue less than the total amount of shares of Class A Common Stock underlying the Warrants in a cashless exercise.

            We plan to use any proceeds received from the exercise of the Warrants to fund expansion and development of our networks, products and services, and related infrastructure, and to fund operating losses and working capital.

PLAN OF DISTRIBUTION

            We (or, subject to applicable law, our transferees or successors in interest) may offer from time to time pursuant to this prospectus up to 2,161,177 shares of Class A Common Stock issuable upon exercise of the Warrants.

            We are not registering the Class A Common Stock described in this prospectus for resale by stockholders who may receive shares of Class A Common Stock upon exercise of Warrants. Stockholders who resell shares of Class A Common Stock issued upon exercise of the Warrants may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and therefore may be subject to the prospectus delivery requirements of the Securities Act. Selling stockholders may also resell all or a portion of their shares of our Class A Common Stock in open market transactions in reliance upon Rule 144 without delivering a prospectus, provided they meet the criteria and conform to the requirements of that rule.

            Stockholders who resell shares of Class A Common Stock issued by us upon exercise of Warrants will pay all costs, expenses and fees in connection with the registration of the shares, if required, and will also pay for any brokerage commissions and similar selling expenses, if any, attributable to the sale of their shares.

LEGAL MATTERS

            Willkie Farr & Gallagher, New York, New York, has passed upon the validity of the shares of our Class A Common Stock offered pursuant to this prospectus.

EXPERTS

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            The consolidated financial statements of XO Communications (formerly NEXTLINK Communications, Inc.) as of December 31, 1999 and for each of the three years in the period ended December 31,1999, included in the annual report on Form 10-K of XO Communications for the year ended December 31, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such report.
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            The consolidated financial statements and financial statement schedule of Concentric Network Corporation incorporated in this offering memorandum by reference from our form 8-K/A, filed with the Commission on August 21, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
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WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and special reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. You may request copies of these documents by writing to the SEC and paying a fee for the copying costs. You may also call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also access an Internet site that the SEC maintains containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, at www.sec.gov. Our SEC file number is 0-30900.

            We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Class A Common Stock offered hereby. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules relating to it. For further information with respect to us and the Class A Common Stock offered hereby, you should refer to the registration statement and the exhibits and schedules relating to it.

INCORPORATION OF DOCUMENTS BY REFERENCE

            The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus. This means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC until this offering of our Class A Common Stock is terminated. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement.

            The following documents previously filed by us (File No. 0-30900) with the SEC are incorporated into this prospectus by reference (unless noted, they were filed under the name “NEXTLINK Communications, Inc.”):
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(1)	Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000 (filed under the name XO Communications, Inc.) and June 30, 2000;

(2)	Information Statement filed with the SEC pursuant to Section 14(a) of the Securities Exchange Act of 1934 on October 5, 2000;

(3)	Current Reports on Form 8-K filed June 22, 2000 (as amended by a Form 8-K/A filed August 21, 2000 and a Form 8-K/A filed January 18, 2001 under the name XO Communications, Inc.) (which report, as amended, includes audited financial statements of Concentric Network Corporation and unaudited pro forma condensed combined financial information of XO and Concentric), July 20, 2000, and January 12, 2001 (filed under the name XO Communications, Inc.).

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            The following documents previously filed by NEXTLINK Communications, Inc. (File No. 000-22939)* are incorporated into this prospectus by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

(3)	Information Statement filed with the SEC pursuant to Section 14(a) of the Securities Exchange Act of 1934 on May 16, 2000;

(4)	Proxy Statement filed with the SEC pursuant to Section 14(a) of the Securities Exchange Act of 1934 on March 25, 2000;

(5)	Current Reports on Form 8-K filed January 11, 2000, January 24, 2000 and February 16, 2000 and May 23, 2000; and

(6)	the description of our Class A Common Stock contained in the registration statement on Form 8-A filed on August 4, 1997.

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            *Pursuant to Rule 12g-3(c) under the Exchange Act, we are the successor by merger to NEXTLINK Communications, Inc.
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            We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the sale of all of the shares of our Class A Common Stock in connection with this offering is completed.

            We will provide you, upon written or oral request, with a copy of any of these documents, at no cost. You should direct any such requests to XO Communications, Inc., 11111 Sunset Hills Drive, Reston, VA 20190, Attention: Corporate Secretary. These documents are also available on our Internet site, www.xo.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The following table sets forth an estimate of the various costs and expenses payable by the Registrant in connection with the sale of the shares being registered hereby:

SEC registration fee	$	N/A*

Printing fees and expenses		$1,000

Legal fees and expenses		$5,000

Accounting fees and expenses		$1,000

Miscellaneous		$5,000

Total		12,000

*	The registration fee previously paid with this Registration Statement covered the shares being offered hereunder.

Item 15. Indemnification and Limitation of Liability of Directors and Officers.

            We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

            Section 145 further provides that the indemnification provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Our Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of our directors to our stockholders for monetary damages for breaches of fiduciary or other duties as a director. However, the DGCL does not currently allow such provision to limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of laws; (iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

            Our Certificate of Incorporation also provides that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, (A) we shall (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, and (B) we may (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action suit or proceeding in advance of the final disposition of such action, suite or proceeding. Our Certificate of Incorporation and By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party to which any such person may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Item 16. Exhibits.

3.1.1	Amended and Restated Certificate of Incorporation of XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 3.1.1 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.1.2	Certificate of Amendment of Certificate of Incorporation of XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 3.1.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.1.3	Certificate of Amendment of Certificate of Incorporation of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 3.1.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.1.4	Certificate of Amendment of Certificate of Incorporation of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 3.1.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 of XO Communications, Inc. and XO Capital, Inc.)

3.2.1	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14% Series A Senior Exchangeable Redeemable Preferred Shares and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.2	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 6 1/2% Series B Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.5 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.3	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series C Cumulative Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.6 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK

Capital, Inc.))

3.2.4	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series D Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.7 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.5	Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 13 1/2% Series E Senior Redeemable Exchangeable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 3.1.8 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.6	Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 7% Series F Convertible Redeemable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 3.1.9 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.7	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series G Cumulative Convertible Participating Preferred Stock and Qualifications, Limitation and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.10 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.8	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series H Convertible Participating Preferred Stock and Qualifications, Limitation and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.11 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.3	Restated By-laws of XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 3.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.1.1	Form of stock certificate of 14% Senior Exchangeable Redeemable Preferred Shares (Incorporated herein by reference to exhibit 4.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc.

and NEXTLINK Capital, Inc.)

4.1.2	Form of stock certificate of Class A common stock (Incorporated herein by reference to exhibit 4.4 filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32001))

4.1.3	Form of stock certificate of 6 1/2% Cumulative Convertible Preferred Stock (Incorporated herein by reference to exhibit 4.1.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.1.4	Form of stock certificate of Series C Cumulative Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.4 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.1.5	Form of stock certificate of Series D Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.1.6	Form of stock certificate of 13 1/2% Series E Senior Redeemable Exchangeable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 4.3 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-58641))

4.1.7	Form of stock certificate of 7% Series F Convertible Redeemable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 4.1.7 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.1.8	Form of stock certificate of Series G Cumulative Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.8 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.1.9	Form of stock certificate of Series H Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.9 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.2.1	Indenture, dated as of April 25, 1996, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee, relating to 12 1/2% Senior Notes due April 15, 2006, including form of global note (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. and NEXTLINK Capital, Inc. (Commission File No. 333-

4603))

4.2.2	First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), NEXTLINK Communications, L.L.C. (predecessor to XO Communications, Inc.), NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.2.3	Second Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 25, 1996, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.10 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.2.4	Third Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated April 25, 1996, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., NEXTLINK Capital, Inc., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.2.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.3.1	Indenture dated September 25, 1997 between United States Trust Company, as Trustee and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), relating to the 9?% Senior Notes due 2007 (Incorporated herein by reference to exhibit 4.7 filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (Commission File No. 333-77577))

4.3.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated September 25, 1997, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.11 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.3.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated September 25, 1997, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.3.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.4.1	Indenture, dated March 3, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), relating to the 9% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.7 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.4.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated March 3, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.12 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.4.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of March 3, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.4.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.5.1	Indenture, dated April 1, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), relating to the 9.45% Senior Discount Notes due 2008 (Incorporated herein by reference to exhibit 4.9 filed with the quarterly report on Form 10-Q for the quarterly period ended June 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.5.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 1, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.13 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.5.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of April 1, 1998, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.5.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.6.1	Indenture, dated November 12, 1998, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as trustee relating to the 10 3/4% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-71749))

4.6.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of November 12, 1998, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.6.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.7.1	Indenture, dated June 1, 1999, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee, relating to the 10 3/4% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.16 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.7.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of June 1, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.7.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.8.1	Indenture, dated June 1, 1999, by and among NEXTLINK Communications Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of Texas, as Trustee, related to the 12 1/4% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.17 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.8.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of June 1, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of Texas, as Trustee (Incorporated herein by reference to exhibit 4.8.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.9.1	Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee, relating to the 10 1/2% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.1(i) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-30388))

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4.9.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of November 17, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.9.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.10.1	Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of Texas, as Trustee, relating to the 12?% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.1(ii) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-30388))

4.10.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of November 17, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of Texas, as Trustee (Incorporated herein by reference to exhibit 4.10.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.11.1	Indenture, dated as of December 18, 1997, between Concentric Network Corporation (predecessor to XO Communications, Inc.), as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee (Incorporated herein by reference to exhibit 4.2 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-45055))

4.11.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated December 18, 1997, by and among Concentric Network Corporation (predecessor to XO Communications, Inc.), as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee (Incorporated herein by reference to exhibit 4.11.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.11.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated December 18, 1997, by and among Concentric Network Corporation, as Issuer and predecessor to XO Communications, Inc., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee (Incorporated herein by reference to exhibit 4.11.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.12	Indenture, dated as of January 12, 2001, by and among XO Communications, Inc., as Issuer and U.S. Trust Company, National Association, as Trustee (filed herewith).

4.13.1	Note and Warrant Purchase Agreement, dated June 19, 1997, by and between
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Concentric Network Corporation (predecessor to XO Communications, Inc.) and Williams Communications Group, Inc. (Incorporated herein by reference to exhibit 10.34 filed with the Registration Statement on Form S-1 of Concentric Network Corporation (Commission File No. 333-27241))

4.13.2	Warrant Agreement, dated as of December 18, 1997, between Concentric Network Corporation (predecessor to XO Communications, Inc.) and Chase Manhattan Bank and Trust Company, National Association, as warrant agent (Incorporated herein by reference to exhibit 10.45 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-45055))

4.13.3	Warrant Registration Rights Agreement, dated as of December 18, 1997, between Concentric Network Corporation (predecessor to XO Communications, Inc.) and the Initial Purchasers. (Incorporated herein by reference to exhibit 10.46 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-45055))

4.13.4	Stock Purchase Agreement by and between Concentric Network Corporation (predecessor to XO Communications, Inc.) and Southwestern Bell Internet Services, Inc., dated October 19, 1998 (Incorporated herein by reference to exhibit 10.60 filed with the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 of Concentric Network Corporation)

4.13.5	Common Stock Purchase Warrant, dated June 29, 1999, issued to Microsoft Corporation by Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 4.12.5 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.1.1	Stock Option Plan of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 10.1.1 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.1.2	Employee Stock Purchase Plan of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 10.1.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.1.3	Change of Control Retention Bonus and Severance Pay Plan of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 10.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.1.4	1995 Stock Incentive Plan for Employees and Consultants of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.4 filed with the Registration Statement on Form S-1 of
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Concentric Network Corporation (Commission File No. 333-27241))

10.1.5	Amended and Restated 1996 Stock Plan of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.5 filed with the Registration Statement on Form S-1 of Concentric Network Corporation (Commission File No. 333-27241))

10.1.6	1997 Stock Plan of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.6 filed with the Registration Statement on Form S-1 of Concentric Network Corporation (Commission File No. 333-27241))

10.1.7	1999 Non-Statutory Stock Option Plan of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.50 filed with the Annual Report on Form 10-KA for the year ended December 31, 1998 of Concentric Network Corporation)

10.2.1	Registration Rights Agreement, dated as of January 15, 1997, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc. and the signatories listed therein (Incorporated herein by reference to exhibit 10.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.2.2	Registration Rights Agreement, dated as of November 4, 1997, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Wendy P. McCaw (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.2.3	Registration Right Agreement, dated as of June 30, 1999, between NEXTLINK Communications, Inc. and Craig O. McCaw (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.2.4	Amended and Restated Registration Rights Agreement dated as of July 6, 2000, between XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and the purchasers listed on the signature pages thereto, relating to Class A common stock issuable upon conversion of Series C, Series D, Series G and Series H convertible preferred stock (Incorporated herein by reference to exhibit 10.2.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 of XO Communications, Inc. and XO Capital, Inc.)

10.2.5	Registration Rights Agreement, dated January 14, 1999, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and the Holders referred to therein. (Incorporated herein by reference to exhibit 10.2 filed with the current report on Form 8-K filed on January 19, 1999 of NEXTLINK Communications, Inc.)

10.2.6	Registration Right Agreement, dated as of June 16, 2000, between XO Communications, Inc. (f/k/a NM Acquisition Corp.) and Craig O. McCaw

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(Incorporated herein by reference to exhibit 99.4 filed with the Current Report on Form 8-K filed on June 22, 2000 of NEXTLINK Communications, Inc.)

10.2.7	Registration Rights Agreement, dated as of January 12, 2001, by and among XO Communications, Inc., Salomon Smith Barney Inc. and Goldman, Sachs & Co., relating to Class A Common Stock issuable upon conversion of 5 3/4% Convertible Subordinated Notes due 2009 (filed herewith).

10.3.1	Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.11 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.3.2	Letter agreement, dated June 9, 1998, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Jan Loichle (Incorporated herein by reference to exhibit 10.10 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.3.3	Employment Agreement, dated as of January 3, 2000, by and between Nathaniel A. Davis and NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.11 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.3.4	Employment Agreement, dated as of June 16, 2000, by and between Henry R. Nothhaft and XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 10.3.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.4.1	Fiber Lease and Innerduct Use Agreement, dated February 23, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.4.2	Amendment No. 1 to Fiber Lease and Innerduct Use Agreement, dated March 4, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.5.1	Cost sharing and IRU Agreement, dated July 18, 1998, between Level 3 Communications, LLC and INTERNEXT LLC (Incorporated herein by reference to exhibit 10.8 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.5.2	Guaranty Agreement, dated July 18, 1998, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Level 3 Communications, LLC. (Incorporated herein by reference to exhibit 10.7 filed with the quarterly report on
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Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.5.3	Amendment of Guaranty Agreement, dated as of June 16, 2000, between XO Communications, Inc. (f/k/a NM Acquisition Corp.) and Level 3 Communications, L.L.C. (Incorporated herein by reference to exhibit 10.5.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.6.1	Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), certain subsidiaries of NEXTLINK Communications, Inc., as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent, Barclays Bank PLC, and The Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners L.P., and TD Securities (USA) Inc., as joint lead arrangers (Incorporated herein by reference to exhibit 10.1 filed with the current report on Form 8-K filed on February 16, 2000 of NEXTLINK Communications, Inc.)

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21	Subsidiaries of the Registrant (Incorporated herein by reference to exhibit 21 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of XO Communications, Inc. and XO Capital, Inc.)

23.1	Consent of Arthur Andersen

23.2	Consent of Ernst & Young
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Item 17. Undertakings.

(1)	The undersigned Registrant hereby undertakes:

	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as
amended;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director or officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

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      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reston, State of Virginia, this 19th day of January, 2001.
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XO COMMUNICATIONS, INC.

By:	s/ Gary D. Begeman

Gary D. Begeman

Senior Vice President, General Counsel

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POWERS OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary D. Begeman and Richard A. Montfort, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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NAME	TITLE	DATE

s/ Daniel F. Akerson Daniel F. Akerson	Chief Executive Officer (Principal Executive Officer) Chairman of the Board of Directors	January 19, 2001

s/ Wayne M. Rehberger Wayne M. Rehberger	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2001

s/ Joseph L. Cole Joseph L. Cole	Director	January 19, 2001
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s/ Nathaniel A. Davis Nathaniel A. Davis	Director and President and Chief Operating Officer	January 19, 2001

s/ Nicholas C. Forstmann Nicholas C. Forstmann	Director	January 19, 2001

s/ Sandra J. Horbach Sandra J. Horbach	Director	January 19, 2001

s/ Nicolas Kauser Nicolas Kauser	Director	January 19, 2001

s/ Craig O. McCaw Craig O. McCaw	Director	January 19, 2001

s/ Sharon L. Nelson Sharon L. Nelson	Director	January 19, 2001

s/ Henry R. Nothhaft Henry R. Nothhaft	Director	January 19, 2001

s/ Jeffrey S. Raikes Jeffrey S. Raikes	Director	January 19, 2001

s/ Peter Waal Peter Waal	Director	January 19, 2001

s/ Dennis M. Weibling Dennis M. Weibling	Director	January 19, 2001
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EXHIBIT INDEX

3.1.1	Amended and Restated Certificate of Incorporation of XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 3.1.1 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.1.2	Certificate of Amendment of Certificate of Incorporation of XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 3.1.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.1.3	Certificate of Amendment of Certificate of Incorporation of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 3.1.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.1.4	Certificate of Amendment of Certificate of Incorporation of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 3.1.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 of XO Communications, Inc. and XO Capital, Inc.)

3.2.1	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14% Series A Senior Exchangeable Redeemable Preferred Shares and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.2	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 6 1/2% Series B Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.5 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.3	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series C Cumulative Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.6 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.4	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series D Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.7 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.5	Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 13 1/2% Series E Senior Redeemable Exchangeable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 3.1.8 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.6	Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 7% Series F Convertible Redeemable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 3.1.9 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.7	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series G Cumulative Convertible Participating Preferred Stock and Qualifications, Limitation and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.10 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.2.8	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Series H Convertible Participating Preferred Stock and Qualifications, Limitation and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.11 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

3.3	Restated By-laws of XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 3.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.1.1	Form of stock certificate of 14% Senior Exchangeable Redeemable Preferred Shares (Incorporated herein by reference to exhibit 4.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.1.2	Form of stock certificate of Class A common stock (Incorporated herein by reference to exhibit 4.4 filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32001))

4.1.3	Form of stock certificate of 6 1/2% Cumulative Convertible Preferred Stock (Incorporated herein by reference to exhibit 4.1.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.1.4	Form of stock certificate of Series C Cumulative Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.4 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.1.5	Form of stock certificate of Series D Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.1.6	Form of stock certificate of 13 1/2% Series E Senior Redeemable Exchangeable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 4.3 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-58641))

4.1.7	Form of stock certificate of 7% Series F Convertible Redeemable Preferred Stock Due 2010 (Incorporated herein by reference to exhibit 4.1.7 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.1.8	Form of stock certificate of Series G Cumulative Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.8 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.1.9	Form of stock certificate of Series H Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.9 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.2.1	Indenture, dated as of April 25, 1996, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee, relating to 12 1/2% Senior Notes due April 15, 2006, including form of global note (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. and NEXTLINK Capital, Inc. (Commission File No. 333-4603))

4.2.2	First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), NEXTLINK Communications, L.L.C. (predecessor to XO Communications, Inc.), NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.2.3	Second Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 25, 1996, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.10 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.2.4	Third Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated April 25, 1996, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., NEXTLINK Capital, Inc., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.2.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.3.1	Indenture dated September 25, 1997 between United States Trust Company, as Trustee and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), relating to the 9?% Senior Notes due 2007 (Incorporated herein by reference to exhibit 4.7 filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (Commission File No. 333-77577))

4.3.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated September 25, 1997, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.11 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.3.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated September 25, 1997, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.3.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.4.1	Indenture, dated March 3, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.),

relating to the 9% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.7 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.4.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated March 3, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.12 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.4.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of March 3, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.4.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.5.1	Indenture, dated April 1, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), relating to the 9.45% Senior Discount Notes due 2008 (Incorporated herein by reference to exhibit 4.9 filed with the quarterly report on Form 10-Q for the quarterly period ended June 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.5.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 1, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.13 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975))

4.5.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of April 1, 1998, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.5.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.6.1	Indenture, dated November 12, 1998, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as trustee relating to the 10 3/4% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-71749))

4.6.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of November 12, 1998, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.6.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.7.1	Indenture, dated June 1, 1999, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee, relating to the 10 3/4% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.16 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.7.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of June 1, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.7.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.8.1	Indenture, dated June 1, 1999, by and among NEXTLINK Communications Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of Texas, as Trustee, related to the 12 1/4% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.17 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

4.8.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of June 1, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of Texas, as Trustee (Incorporated herein by reference to exhibit 4.8.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.9.1	Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of New York, as Trustee, relating to the 10 1/2% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.1(i) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-30388))

4.9.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of November 17, 1999, by and among NEXTLINK Communications, Inc., as Issuer

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and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.9.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.10.1	Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and United States Trust Company of Texas, as Trustee, relating to the 12?% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.1(ii) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-30388))

4.10.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated as of November 17, 1999, by and among NEXTLINK Communications, Inc., as Issuer and predecessor to NM Acquisition Corp., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and United States Trust Company of Texas, as Trustee (Incorporated herein by reference to exhibit 4.10.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.11.1	Indenture, dated as of December 18, 1997, between Concentric Network Corporation (predecessor to XO Communications, Inc.), as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee (Incorporated herein by reference to exhibit 4.2 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-45055))

4.11.2	First Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated December 18, 1997, by and among Concentric Network Corporation (predecessor to XO Communications, Inc.), as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee (Incorporated herein by reference to exhibit 4.11.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.11.3	Second Supplemental Indenture, dated as of June 15, 2000, amending Indenture dated December 18, 1997, by and among Concentric Network Corporation, as Issuer and predecessor to XO Communications, Inc., XO Communications, Inc., f/k/a NM Acquisition Corp. and successor by merger to the Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee (Incorporated herein by reference to exhibit 4.11.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

4.12	Indenture, dated as of January 12, 2001, by and among XO Communications, Inc., as Issuer and U.S. Trust Company, National Association, as Trustee (filed herewith).

4.13.1	Note and Warrant Purchase Agreement, dated June 19, 1997, by and between Concentric Network Corporation (predecessor to XO Communications, Inc.) and Williams Communications Group, Inc. (Incorporated herein by reference to exhibit
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10.34 filed with the Registration Statement on Form S-1 of Concentric Network Corporation (Commission File No. 333-27241))

4.13.2	Warrant Agreement, dated as of December 18, 1997, between Concentric Network Corporation (predecessor to XO Communications, Inc.) and Chase Manhattan Bank and Trust Company, National Association, as warrant agent (Incorporated herein by reference to exhibit 10.45 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-45055))

4.13.3	Warrant Registration Rights Agreement, dated as of December 18, 1997, between Concentric Network Corporation (predecessor to XO Communications, Inc.) and the Initial Purchasers. (Incorporated herein by reference to exhibit 10.46 filed with the Registration Statement on Form S-4 of Concentric Network Corporation (Commission File No. 333-45055))

4.13.4	Stock Purchase Agreement by and between Concentric Network Corporation (predecessor to XO Communications, Inc.) and Southwestern Bell Internet Services, Inc., dated October 19, 1998 (Incorporated herein by reference to exhibit 10.60 filed with the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 of Concentric Network Corporation)

4.13.5	Common Stock Purchase Warrant, dated June 29, 1999, issued to Microsoft Corporation by Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 4.12.5 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.1.1	Stock Option Plan of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 10.1.1 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.1.2	Employee Stock Purchase Plan of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 10.1.2 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.1.3	Change of Control Retention Bonus and Severance Pay Plan of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) (Incorporated herein by reference to exhibit 10.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.1.4	1995 Stock Incentive Plan for Employees and Consultants of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.4 filed with the Registration Statement on Form S-1 of Concentric Network Corporation (Commission File No. 333-27241))
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10.1.5	Amended and Restated 1996 Stock Plan of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.5 filed with the Registration Statement on Form S-1 of Concentric Network Corporation (Commission File No. 333-27241))

10.1.6	1997 Stock Plan of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.6 filed with the Registration Statement on Form S-1 of Concentric Network Corporation (Commission File No. 333-27241))

10.1.7	1999 Non-Statutory Stock Option Plan of Concentric Network Corporation (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.50 filed with the Annual Report on Form 10-KA for the year ended December 31, 1998 of Concentric Network Corporation)

10.2.1	Registration Rights Agreement, dated as of January 15, 1997, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc. and the signatories listed therein (Incorporated herein by reference to exhibit 10.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.2.2	Registration Rights Agreement, dated as of November 4, 1997, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Wendy P. McCaw (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.2.3	Registration Right Agreement, dated as of June 30, 1999, between NEXTLINK Communications, Inc. and Craig O. McCaw (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.2.4	Amended and Restated Registration Rights Agreement dated as of July 6, 2000, between XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and the purchasers listed on the signature pages thereto, relating to Class A common stock issuable upon conversion of Series C, Series D, Series G and Series H convertible preferred stock (Incorporated herein by reference to exhibit 10.2.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 of XO Communications, Inc. and XO Capital, Inc.)

10.2.5	Registration Rights Agreement, dated January 14, 1999, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and the Holders referred to therein. (Incorporated herein by reference to exhibit 10.2 filed with the current report on Form 8-K filed on January 19, 1999 of NEXTLINK Communications, Inc.)

10.2.6	Registration Right Agreement, dated as of June 16, 2000, between XO Communications, Inc. (f/k/a NM Acquisition Corp.) and Craig O. McCaw (Incorporated herein by reference to exhibit 99.4 filed with the Current Report on Form 8-K filed on June 22, 2000 of NEXTLINK Communications, Inc.)

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10.2.7	Registration Rights Agreement, dated as of January 12, 2001, by and among XO Communications, Inc., Salomon Smith Barney Inc. and Goldman, Sachs & Co., relating to Class A Common Stock issuable upon conversion of 5 3/4% Convertible Subordinated Notes due 2009 (filed herewith).

10.3.1	Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) (Incorporated herein by reference to exhibit 10.11 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.3.2	Letter agreement, dated June 9, 1998, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Jan Loichle (Incorporated herein by reference to exhibit 10.10 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.3.3	Employment Agreement, dated as of January 3, 2000, by and between Nathaniel A. Davis and NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.11 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.3.4	Employment Agreement, dated as of June 16, 2000, by and between Henry R. Nothhaft and XO Communications, Inc. (f/k/a NM Acquisition Corp.) (Incorporated herein by reference to exhibit 10.3.4 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.4.1	Fiber Lease and Innerduct Use Agreement, dated February 23, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.4.2	Amendment No. 1 to Fiber Lease and Innerduct Use Agreement, dated March 4, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.5.1	Cost sharing and IRU Agreement, dated July 18, 1998, between Level 3 Communications, LLC and INTERNEXT LLC (Incorporated herein by reference to exhibit 10.8 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

10.5.2	Guaranty Agreement, dated July 18, 1998, between NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.) and Level 3 Communications, LLC. (Incorporated herein by reference to exhibit 10.7 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
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10.5.3	Amendment of Guaranty Agreement, dated as of June 16, 2000, between XO Communications, Inc. (f/k/a NM Acquisition Corp.) and Level 3 Communications, L.L.C. (Incorporated herein by reference to exhibit 10.5.3 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.) and XO Capital, Inc. (f/k/a NEXTLINK Capital, Inc.))

10.6.1	Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), certain subsidiaries of NEXTLINK Communications, Inc., as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent, Barclays Bank PLC, and The Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners L.P., and TD Securities (USA) Inc., as joint lead arrangers (Incorporated herein by reference to exhibit 10.1 filed with the current report on Form 8-K filed on February 16, 2000 of NEXTLINK Communications, Inc.)

21	Subsidiaries of the Registrant (Incorporated herein by reference to exhibit 21 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of XO Communications, Inc. and XO Capital, Inc.)

23.1	Consent of Arthur Andersen

23.2	Consent of Ernst & Young
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